Exhibit 99.1

SPAR Group, Inc. Reports Second Quarter 2025 Results

August14,2025

Strengthening quarterly sales, up 13.5% from first quarter, with stronger gross margins of 23.5% after 2024 divestitures of previously consolidated international JVs

AUBURN HILLS, Mich., Aug. 14, 2025 (GLOBE NEWSWIRE) -- SPAR Group, Inc. (NASDAQ: SGRP) ("SPAR,""SPAR Group" or the "Company"), a leading provider of merchandising, marketing, and distribution services, today reported financial and operating results for the three and six months ended June 30, 2025.

Mike Matacunas, the Company's President and Chief Executive Officer, commented , "Although the year-over-year comparisons of the consolidated financials remain complicated by the divestitures in the prior year, our second quarter revenues of $38.6 million for the continuing U.S. and Canada businesses were strong. U.S. and Canada revenues were up 5%1 compared to the prior year quarter and increased sequentially by 13.5% compared to the first quarter's revenues. Notably, the U.S. and Canada gross profit dollars of $9.1 million and margins of 23.5% increased for the second quarter from the first quarter and the year-ago quarter. We continue to build on the largest pipeline of opportunity in SPAR's history for the U.S. and Canada business, with more than $200 million of future business to win. I am excited about the future of SPAR Group.

"We are well-positioned with a solid balance sheet and available liquidity of over $15 million. Finally, I want to thank the employees of SPAR and our Board who have worked hard and partnered with me as we set new milestones in this next phase of growth," said Matacunas.

Second Quarter 2025 Highlights

•	Net revenues were $38.6 million, up 13.5% sequentially from the first quarter. Sales declines from the prior year reflect the exit of joint ventures in Mexico, China, Japan, and India.
•	Consolidated Gross Margin was 23.5% of sales, compared favorably to 21.4% of sales in the first quarter and 20.6% of sales in the prior year period.
•

Net income (loss) attributable to SPAR Group, Inc. was essentially break-even, or $0.00 per diluted share, compared to a loss of ($3.9) million, or ($0.16) per diluted share in the prior year quarter. The prior year's second quarter includes a $1.4 million non-cash loss on sale.

•	Adjusted EBITDA attributable to SPAR Group, Inc. was $1.3 million, or 3.4% of sales, compared to the prior year quarter of $1.4 million, or 3.2% of sales.

1 Refer to the Geographic Data table in the Segment footnote of the Company's Form 10-Q for the second quarter of 2025.

First Half 2025 Highlights

•	Net revenues were $72.7 million.
•	Consolidated Gross Margin was 22.5% of sales, compared to 20.1% of sales in the prior year period.
•

Net income attributable to SPAR Group, Inc. was $0.5 million, or $0.02 per diluted share, compared to $2.7 million, or $0.12 per diluted share, in the first six months of fiscal 2025. The 2024 half-year includes a $5.7 million non-cash gain on sale.

•	Adjusted EBITDA attributable to SPAR Group, Inc. was $2.8 million, or 3.9% of sales, compared to the prior year first half of $3.8 million, or 4.1% of sales.

Financial Position as of June 30, 2025

The Company's total liquidity at the end of the quarter was $15.1 million, with $13.9 million in cash and cash equivalents and $1.2 million of unused availability as of June 30, 2025. For the six months ending June 30, 2025, net cash used by operating activities was $11.9 million. The Company ended the period with net working capital of $15.9 million on June 30, 2025.

About SPAR Group, Inc.

SPAR Group is a leading merchandising and marketing services company in North America, providing a broad range of services to retailers, manufacturers, and distributors. With more than 50 years of experience, merchandising across the United States and Canada, an average of 30,000+ store visits a week and long-term relationships with leading manufacturers and retail businesses, we provide specialized capabilities across North America. Our unique combination of scale, merchandising, and marketing expertise, combined with our unwavering commitment to excellence, separates us from the competition. For more information, please visit the SPAR Group's website at http://www.sparinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains, and the above referenced recorded comments, will contain "forward-looking statements" within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SPAR Group, Inc. ("SGRP'') and its subsidiaries (together with SGRP, "SPAR'; "SPAR Group" or the "Company''), filed in an Annual Report on Form 10-KIA by SGRP with the Securities and Exchange Commission (the "SEC') for its fiscal year ended December 31, 2024, and SGRP's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Quarterly Report, the Annual Report and the Proxy Statement, the Information Statement, the Second Special Meeting Proxy/Information Statement, each a "SEC Report'). "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act'), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act'), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, the "Securities Laws').

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company's corporate strategic objectives. The Company's forward-looking statements also include, in particular and without limitation, those made in "Business", "Risk Factors''. "Legal Proceedings", and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report. You can identify forward-looking statements in such information by the Company's use of terms such as "may", "will", "expect", "intend", "believe", "estimate", "anticipate", "continue", "plan", "project" or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company's forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company's actual performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, "expectations') and described in the information in the Company's forward-looking and other statements, whether expressed or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties, and other unpredictable factors (many of which are beyond the Company's control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company's expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP's Common Stock.

You should also carefully review the risk factors described in the Annual Report (See Item 1A - Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Media Contact:	Investor Relations Contact:
Ronald Margulis	Sandy Martin
RAM Communications	Three Part Advisors
908-272-3930	214-616-2207
ron@rampr.com	smartin@threepa.com

- Financial Statements Follow -

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2025	2024	2025	2024

Net revenues	$38,629	$43,402	$72,671	$92,799
Field Management	3,106	2,460	5,440	4,701
Direct Expenses	26,461	31,978	50,893	69,422
Gross profit	9,062	8,964	16,338	18,676
Selling, general and administrative expense	7,934	8,068	13,807	15,773
(Gain) loss on sale of business	-	1,411	-	(5,746)
Depreciation and amortization	413	451	780	926
Operating income (loss)	715	(966)	1,751	7,723
Interest expense	589	590	1,058	1,066
Other expense (income), net	7	(296)	(2)	(288)
Income (loss) before income tax expense	119	(1,260)	695	6,945
Income tax expense	120	934	234	2,327
Income (loss) from continuing operations	(1)	(2,194)	461	4,618

Discontinued Operations
Income from discontinued operations	-	552	-	1,381
Loss on disposal of business	-	(1,188)	-	(1,188)
Income tax expense	-	(613)	-	(1,074)
Net loss from discontinued operations	-	(1,249)	-	(881)

Net income (loss)	(1)	(3,443)	461	3,737
Net income attributable to non-controlling interest	-	(448)	-	(1,002)
Net income (loss) attributable to SPAR Group, Inc.	$(1)	$(3,891)	$461	$2,735
Basic earnings (loss) per common share attributable to SPAR Group, Inc. from continuing operations	$-	$(0.12)	$0.02	$0.15
Diluted earnings (loss) per common share attributable to SPAR Group, Inc. from continuing operations	$-	$(0.11)	$0.02	$0.16
Basic loss per common share attributable to SPAR Group, Inc. from discontinued operations	$-	$(0.05)	$-	$(0.04)
Diluted loss per common share attributable to SPAR Group, Inc. from discontinued operations	$-	$(0.05)	$-	$(0.04)
Basic earnings (loss) per common share attributable to SPAR Group, Inc.	$-	$(0.17)	$0.02	$0.11
Diluted earnings (loss) per common share attributable to SPAR Group, Inc.	$-	$(0.16)	$0.02	$0.12
Weighted-average common shares outstanding– basic	23,470	23,786	23,460	23,670
Weighted-average common shares outstanding – diluted	23,499	24,010	23,532	23,873

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except share and per share data)

	June 30,	December 31,
	2025	2024

Assets:
Current assets:
Cash and cash equivalents	$13,929	$18,221
Accounts receivable, net	44,370	24,766
Prepaid expenses and other current assets	2,259	3,009
Total current assets	60,558	45,996
Property and equipment, net	2,965	2,015
Operating lease right-of-use assets	477	630
Goodwill	856	856
Intangible assets, net	775	841
Deferred income taxes	4,095	4,259
Other assets	1,834	1,834
Total assets	$71,560	$56,431
Liabilities and equity
Current liabilities:
Accounts payable	$10,632	$8,767
Accrued expenses and other current liabilities	7,016	3,533
Due to affiliates	-	-
Customer incentives and deposits	1,589	892
Lines of credit and short-term loans	24,701	16,082
Current portion of long-term debt	500	500
Current portion of operating lease liabilities	180	276
Total current liabilities	44,618	30,050
Operating lease liabilities, net of current portion	297	353
Long-term debt	1,753	1,722
Total liabilities	46,668	32,125
Commitments and contingencies
Stockholders' equity:
Total stockholders’ equity	24,892	24,306
Total liabilities and stockholders’ equity	$71,560	$56,431

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Six Months Ended
	June 30
	2025	2024
Cash flows from operating activities:
Net income	$461	$3,737
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	811	926
Amortization of operating lease right-of-use assets	174	310
Provision for expected credit losses	-	89
Deferred income tax expense	204	1,349
Gain on sale of business	-	(5,746)
Share-based compensation expense	54	256
Changes in operating assets and liabilities:
Accounts receivable, net	(19,012)	(6,199)
Prepaid expenses and other current assets	754	171
Change in deferred taxes due to deconsolidation	-	2,307
Accounts payable	1,859	2,493
Operating lease liabilities	(272)	(310)
Accrued expenses, other current liabilities, due to affiliates and customer incentives and deposits	3,067	1,213
Net cash (used in) provided by operating activities of continuing operations	(11,900)	596
Net cash used in operating activities of discontinued operations	-	(426)
Net cash (used in) provided by operating activities	(11,900)	170

Cash flows from investing activities
Purchases of property and equipment	(959)	(771)
Proceeds from the sale of joint ventures	-	7,982
Net cash provided by (used in) investing activities of continuing operations	(959)	7,211
Net cash provided by investing activities of discontinued operations	-	3,751
Net cash (used in) provided by investing activities	(959)	10,962

Cash flows from financing activities
Borrowings under line of credit	69,136	69,117
Repayments under line of credit	(60,589)	(64,044)
Proceeds from term debt	-	26
Repurchases of common stock	-	(1,800)
Payments of notes to seller	-	(1,843)
Payments to acquire noncontrolling interests	-	(250)
Net cash provided by financing activities of continuing operations	8,547	1,206
Net cash used in financing activities of discontinued operations	-	(1,315)
Net cash (used in) provided by financing activities	8,547	(109)

Effect of foreign exchange rate changes on cash	20	(48)
Net change in cash, cash equivalents and restricted cash	(4,292)	10,976
Cash, cash equivalents at beginning of period	18,221	10,719
Cash, cash equivalents at end of period	$13,929	$21,695

Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP net income attributable to SPAR Group and related per share amounts represents net income attributable to SPAR Group adjusted for the removal of a one-time positive adjustment. Adjusted EBITDA represents net income before, as applicable from time to time, (i) depreciation and amortization of long-lived assets, (ii) interest expense (iii) income tax expense, (iv) Board of Directors incremental compensation expense, (v) restructuring, (vi) impairment, (vii) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations, (viii) and special items as determined by management. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted net income attributable to SPAR Group and per share amounts, and Adjusted EBITDA because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to these measures for the periods presented:

SPAR Group, Inc.

Net income (Loss) attributable to SPAR Group, Inc. to

non-GAAP Net income (Loss) attributable to SPAR Group, Inc. Reconciliation

Diluted earnings per common share attributable to SPAR Group, Inc. to non-GAAP Diluted earnings per common share attributable to SPAR Group, Inc. Reconciliation

(In thousands)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2025	2024	2025	2024
Net Income attributable to SPAR Group Inc.	$(1)	$(3,891)	$461	$2,735
Adjustments to Consolidated EBITDA (net of taxes)*	146	1,473	220	(3,820)
Adjusted net income (loss) attributable to SPAR Group, Inc.	$145	$(2,418)	$681	$(1,085)

Diluted income (loss) per common share attributable to SPAR Group, Inc.	$-	$(0.16)	$0.02	$0.12
Adjustments to Consolidated EBITDA per share (net of taxes)	0.01	0.06	0.01	(0.17)
Adjusted diluted income (loss) per common share attributable to SPAR Group, Inc.	$0.01	$(0.10)	$0.03	$(0.05)

* 2025 Q2 Adjustments to Consolidated EBITDA include $144K for review of strategic initiatives, $14K of legal costs, and $27K of stock based compensation.  2024 Q2 Adjustments to Consolidated EBITDA include $325K for review of strategic alternatives, $1,411K in loss on sale of businesses and $128K for stock based compensation.  All of these are tax effected at 21% to compute the after tax value presented here.

SPAR Group, Inc.

Net Income (Loss) to Consolidated Adjusted EBITDA to Adjusted EBITDA attributable to SPAR Group, Inc. Reconciliation

(In thousands)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2025	2024	2025	2024
Consolidated net income (loss)	$(1)	$(2,194)	$461	$4,618
Depreciation and amortization	413	451	780	926
Interest expense	589	590	1,058	1,066
Income tax expense	120	934	234	2,327
Other expense (income), net	7	(296)	(2)	(288)
EBITDA of discontinued operations	-	556	-	1,475
Consolidated EBITDA	1,128	41	2,531	10,124
Review of strategic alternatives	144	325	210	655
Legal costs	14	-	14	-
Gain (loss) on sale of business	-	1,411	-	(5,746)
Share-based compensation	27	128	54	256
Consolidated Adjusted EBITDA	1,313	1,905	2,809	5,289
Adjusted EBITDA attributable to non controlling interest	-	(525)	-	(1,443)
Adjusted EBITDA attributable to SPAR Group, Inc.	$1,313	$1,380	$2,809	$3,846

Source: SPAR Group, Inc

Source: SPAR Group, Inc